UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: June 24, 2026 (Date of earliest event reported: June 23, 2026)

RBC BEARINGS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-40840	95-4372080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tribology Center

Oxford, CT 06478

(Address of principal executive offices) (Zip Code)

(203) 267-7001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	RBC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On June 23, 2026 RBC Bearings Incorporated (the “Company” or “RBC”) entered into an amended and restated employment agreement with Dr. Michael J. Hartnett, the Company’s President, Chief Executive Officer and Chairman of the Board of Directors. On the same date the Company and Daniel A. Bergeron, the Company’s Vice President and Chief Operating Officer, entered into an amendment to the employment agreement that the Company and Mr. Bergeron entered into in 2024.

See Item 5.02(e) below for a description of Dr. Hartnett’s new employment agreement and Mr. Bergeron’s amendment to his current employment agreement, which description is incorporated by reference in this Item 1.01.

Section 5 – Corporate Governance and Management

Item 5.02(e). Compensation Arrangements of Certain Officers

The new employment agreement entered into with Dr. Hartnett on June 23, 2026 amends and restates the employment agreement that the Company and Dr. Hartnett entered into in 2024 (which was filed with the SEC as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated June 28, 2024). The new agreement has an initial term that expires on March 31, 2027 with automatic annual renewals thereafter unless either party gives 90 days’ notice of nonrenewal. The new agreement is substantially similar to Dr. Hartnett’s prior employment agreement except that it provides for (i) Dr. Hartnett’s new base salary of $1,591,350 per year (a 3.0% increase over the prior year), retroactive to June 1, 2026, (ii) certain modifications to his performance-based compensation tables, (iii) sizing of his equity awards based on RBC’s average closing stock price for the six months immediately preceding the filing of the Annual Report on Form 10-K for the then-completed fiscal year (rather than the closing stock price on the award date as was the case under the 2024 agreement), and (iv) modifications to the definitions in the 2024 agreement regarding the calculation of ROIC so that those definitions align with the Company’s historical practice.

The amendment entered into with Mr. Bergeron on June 23, 2026 amends the employment agreement that the Company and Mr. Bergeron entered into in 2024 (which was filed with the SEC as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated June 28, 2024). The new amendment provides for (i) sizing of his equity awards based on RBC’s average closing stock price for the six months immediately preceding the filing of the Annual Report on Form 10-K for the then-completed fiscal year (rather than the closing stock price on the award date as was the case under the current agreement before it was amended), and (ii) modifications to the definitions in his current agreement regarding the calculation of ROIC so that those definitions align with the Company’s historical practice. At the same time that the Compensation Committee approved the amendment of Mr. Bergeron’s agreement, it approved a 3.0% increase in his annual base salary to $713,482, effective June 1, 2026.

The foregoing description of Dr. Hartnett’s new employment agreement and Mr. Bergeron’s amendment to his current employment agreement do not purport to be complete and are subject to, and qualified in their entirety by, reference to the provisions of Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Amended and Restated Employment Agreement dated as of June 23, 2026 between RBC Bearings Incorporated and Dr. Michael J. Hartnett
10.2	Amendment No. 1 to Amended and Restated Employment Agreement dated as of June 23, 2026 between RBC Bearings Incorporated and Daniel A. Bergeron
104	Cover page interactive data file (embedded within the inline XBRL)

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 24, 2026

RBC BEARINGS INCORPORATED

By:	/s/ John J. Feeney
	Name:	John J. Feeney
	Title:	Vice President, General Counsel and Secretary

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